                                                                   EXHIBIT 99(a)


                            FINANCIAL STATEMENTS


                            THE TRW CANADA
                            STOCK SAVINGS PLAN


                            December 31, 1999 and 1998

                         REPORT OF INDEPENDENT AUDITORS



To the Participants and the Board of Administration of The TRW Canada Stock Savings Plan

We have audited the statements of financial condition of the TRW Stock Fund, Pooled Money Market Fund Employees Profit Sharing Plan, Pooled Balanced Fund Registered Retirement Savings Plan and Pooled Money Market Fund Registered Retirement Savings Plan [constituting The TRW Canada Stock Savings Plan] as at December 31, 1999 and 1998 and the related statements of operations and changes in fund equity for these funds for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the several funds of The TRW Canada Stock Savings Plan as at December 31, 1999 and 1998 and the results of their operations and the changes in fund equity for the years then ended in accordance with accounting principles generally accepted in Canada.





Hamilton, Canada,                          /s/ Ernst & Young LLP
March 10, 2000.                            Chartered Accountants

The TRW Canada Stock Savings Plan
TRW Stock Fund


                       STATEMENTS OF FINANCIAL CONDITION


As at December 31


                                                                               1999             1998
                                                                                 $               $
-----------------------------------------------------------------------------------------------------
                                                                      [expressed in Canadian dollars]
ASSETS
Cash                                                                            5,246           5,149
Receivable from TRW Canada Limited                                             87,163          82,681
Investments at quoted market value
 TRW Inc. common stock
 13,089 shares [cost $957,618] in 1999 and
 12,225 shares [cost $943,274] in 1998                                        981,170       1,048,903
-----------------------------------------------------------------------------------------------------
                                                                            1,073,579       1,136,733
-----------------------------------------------------------------------------------------------------
LIABILITIES AND FUND EQUITY
Withdrawals, terminations, and short-term distributions                       828,383         921,630
Fund equity [including net unrealized appreciation of investments]            245,196         215,103
-----------------------------------------------------------------------------------------------------
                                                                            1,073,579       1,136,733
-----------------------------------------------------------------------------------------------------
Number of shares outstanding at December 31                                    13,089          12,225
-----------------------------------------------------------------------------------------------------
Fund equity per share at December 31                                          18.7329         17.5953
-----------------------------------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan
TRW Stock Fund

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31

                                                                          1999              1998
                                                                            $                 $
                                                                   [expressed in Canadian dollars]
--------------------------------------------------------------------------------------------------
INVESTMENT INCOME
Dividends on TRW Inc. common stock                                        11,030            12,196
Interest                                                                      34               219
--------------------------------------------------------------------------------------------------
                                                                          11,064            12,415
--------------------------------------------------------------------------------------------------
CONTRIBUTIONS
Participants                                                             455,563           451,113
TRW Canada Limited
 50% of total participants' contributions to all funds                   440,952           428,733
--------------------------------------------------------------------------------------------------
                                                                         896,515           879,846
--------------------------------------------------------------------------------------------------
Net realized gain on transfer
 of investments to participants [note 4]                                  90,527            28,984
Unrealized appreciation (depreciation) of investments [note 4]           (82,077)           66,083
--------------------------------------------------------------------------------------------------
                                                                           8,450            95,067
--------------------------------------------------------------------------------------------------
                                                                         916,029           987,328
--------------------------------------------------------------------------------------------------
Less withdrawals and terminations
 Paid
  Cash                                                                     1,583               910
  TRW Inc. common stock
   713 shares in 1999; 1,352 shares in 1998                               55,970            87,457
--------------------------------------------------------------------------------------------------
                                                                          57,553            88,367
--------------------------------------------------------------------------------------------------
 Payable
  Cash                                                                     7,979            15,841
  TRW Inc. common stock
   11,594 shares in 1999; 10,557 shares in 1998                          820,404           905,789
--------------------------------------------------------------------------------------------------
                                                                         828,383           921,630
--------------------------------------------------------------------------------------------------
                                                                         885,936         1,009,997
--------------------------------------------------------------------------------------------------
Increase (decrease) in fund equity                                        30,093           (22,669)
Fund equity at January 1                                                 215,103           237,772
--------------------------------------------------------------------------------------------------
Fund equity at December 31                                               245,196           215,103
--------------------------------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Employees Profit Sharing Plan


                       STATEMENTS OF FINANCIAL CONDITION

As at December 31


                                                                     1999           1998
                                                                       $              $
------------------------------------------------------------------------------------------
                                                           [expressed in Canadian dollars]
ASSETS
Cash                                                                11,879           5,571
Receivable from TRW Canada Limited                                  22,019          21,253
Investments at market value
 Royal Trust Company Classified Money Market Fund
 22,325 units [cost $223,250] in 1999 and
 22,591 units [cost $225,908] in 1998                              223,250         225,908
------------------------------------------------------------------------------------------
                                                                   257,148         252,732
------------------------------------------------------------------------------------------
LIABILITIES AND FUND EQUITY
Withdrawals, terminations, and short-term distributions            211,299         217,815
Fund equity                                                         45,849          34,917
------------------------------------------------------------------------------------------
                                                                   257,148         252,732
------------------------------------------------------------------------------------------
Number of units outstanding at December 31                         4,584.9         3,491.7
------------------------------------------------------------------------------------------
Fund equity per unit at December 31                                   10.0            10.0
------------------------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Employees Profit Sharing Plan

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY

Years ended December 31

                                                   1999            1998
                                                     $               $
-------------------------------------------------------------------------
                                          [expressed in Canadian dollars]
-------------------------------------------------------------------------
Interest income                                     5,506           6,622
Participants' contributions                       230,976         221,027
-------------------------------------------------------------------------
                                                  236,482         227,649
-------------------------------------------------------------------------
Less cash withdrawals and terminations
 Paid                                              20,126           6,680
 Payable                                          205,424         217,815
-------------------------------------------------------------------------
                                                  225,550         224,495
-------------------------------------------------------------------------
Increase in fund equity                            10,932           3,154
Fund equity at January 1                           34,917          31,763
-------------------------------------------------------------------------
Fund equity at December 31                         45,849          34,917
-------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Balanced Fund Registered Retirement Savings Plan

                       STATEMENTS OF FINANCIAL CONDITION

As at December 31

                                                                               1999            1998
                                                                                 $               $
-----------------------------------------------------------------------------------------------------
                                                                      [expressed in Canadian dollars]
ASSETS
Cash                                                                            9,021           1,737
Receivable from TRW Canada Limited                                             12,653          13,068
Dividends receivable                                                            5,077          14,194
Investments at quoted market value
 Royal Trust Company Classified Balanced Fund
 40,584.5417 units [cost $565,355] in 1999 and
 36,235.7677 units [cost $484,708] in 1998                                    686,045         562,577
-----------------------------------------------------------------------------------------------------
                                                                              712,796         591,576
-----------------------------------------------------------------------------------------------------
LIABILITIES AND FUND EQUITY
Withdrawals, terminations, and short-term distributions                        13,503           5,106
Fund equity [including net unrealized appreciation of investments]            699,293         586,470
-----------------------------------------------------------------------------------------------------
                                                                              712,796         591,576
-----------------------------------------------------------------------------------------------------
Number of units outstanding at December 31                                40,584.5417     36,235.7677
-----------------------------------------------------------------------------------------------------
Fund equity per unit at December 31                                            17.230          16.184
-----------------------------------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Balanced Fund Registered Retirement Savings Plan

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY

Years ended December 31

                                                                     1999            1998
                                                                       $               $
-------------------------------------------------------------------------------------------
                                                            [expressed in Canadian dollars]
Income                                                               25,558          33,732
-------------------------------------------------------------------------------------------
Contributions
Participants' contributions                                         136,422         130,483
Transfer from Pooled Money Market Fund RRSP                              --           1,442
-------------------------------------------------------------------------------------------
                                                                    136,422         131,925
-------------------------------------------------------------------------------------------
Net realized gain on disposition of investments [note 4]             10,587           5,982
Unrealized appreciation of investments [note 4]                      42,821           3,953
-------------------------------------------------------------------------------------------
                                                                     53,408           9,935
-------------------------------------------------------------------------------------------
                                                                    215,388         175,592
-------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
 Paid                                                               102,565          76,947
-------------------------------------------------------------------------------------------
Increase in fund equity                                             112,823          98,645
Fund equity at January 1                                            586,470         487,825
-------------------------------------------------------------------------------------------
Fund equity at December 31                                          699,293         586,470
-------------------------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Registered Retirement Savings Plan


                       STATEMENTS OF FINANCIAL CONDITION

As at December 31

                                                                     1999            1998
                                                                       $               $
-------------------------------------------------------------------------------------------
                                                            [expressed in Canadian dollars]
ASSETS
Cash                                                                  5,177           1,432
Receivable from TRW Canada Limited                                    5,695           5,013
Investments at market value
 Royal Trust Company Classified Pooled Money Market Fund
 23,897 units [cost $238,966] in 1999 and
 26,331 units [cost $263,312] in 1998                               238,966         263,312
-------------------------------------------------------------------------------------------
                                                                    249,838         269,757
-------------------------------------------------------------------------------------------
FUND EQUITY
Fund equity                                                         249,838         269,757
-------------------------------------------------------------------------------------------
Number of units outstanding at December 31                         24,983.8        26,975.7
-------------------------------------------------------------------------------------------
Fund equity per unit at December 31                                    10.0            10.0
-------------------------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan
Pooled Money Market Fund Registered Retirement Savings Plan

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY

Years ended December 31

                                                   1999            1998
                                                     $               $
--------------------------------------------------------------------------
                                          [expressed in Canadian dollars]
Interest income                                    12,336           11,782
Participants' contributions                        59,633           55,108
--------------------------------------------------------------------------
                                                   71,969           66,890
--------------------------------------------------------------------------
Less cash withdrawals and terminations
 Paid                                              91,888           35,015
 Transfer to Pooled Balanced Fund RRSP                 --            1,442
--------------------------------------------------------------------------
                                                   91,888           36,457
--------------------------------------------------------------------------
Increase (decrease) in fund equity                (19,919)          30,433
Fund equity at January 1                          269,757          239,324
--------------------------------------------------------------------------
Fund equity at December 31                        249,838          269,757
--------------------------------------------------------------------------

See accompanying notes

The TRW Canada Stock Savings Plan

                         NOTES TO FINANCIAL STATEMENTS

December 31, 1999 and 1998

1. GENERAL PLAN PROVISIONS

The investment programs of The TRW Canada Stock Savings Plan [the "Plan"] are as follows:

Participant contributions

Upon enrollment or re-enrollment, each participant directs that his contributions [computed in increments of one percent, from two percent to six percent of qualifying compensation] are to be invested in accordance with any of the following investment options:

[a] 100% in the TRW Stock Fund [the common stock of TRW Inc. in accordance with the Trust agreement and the Plan].

[b] 100% in the Pooled Money Market Fund Employees Profit Sharing Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Money Market Fund in accordance with the Trust agreement and the Plan.

[c] 100% in the Pooled Balanced Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Balanced Fund amounts in the Royal Trust Company, Classified Balanced Fund, in accordance with the Trust agreement and the Plan.

[d] 100% in the Pooled Money Market Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Pooled Money Market Fund in accordance with the Trust agreement and the Plan.

[e]  A combination of options [a] through [d] in multiples of 25%.

Such direction may be revised on 30 days prior notice, effective January 1 of any year.

TRW Canada Limited contributions

TRW Canada Limited shall contribute to the Plan for each month, out of current or accumulated earnings, an amount equal to 50% of participant contributions for such month. TRW Canada Limited contributions vest immediately.

All TRW Canada Limited contributions are invested in the TRW Stock Fund.

TRW Canada Limited does not charge a fee for administering the Plans.

The TRW Canada Stock Savings Plan

                         NOTES TO FINANCIAL STATEMENTS

December 31, 1999 and 1998

The number of participants in each Fund at December 31 is as follows:

                                                               1999  1998
-------------------------------------------------------------------------
TRW Stock Fund                                                  245   293
Pooled Money Market Fund Employees Profit Sharing Plan           75   115
Pooled Balanced Fund Registered Retirement Savings Plan          62    81
Pooled Money Market Fund Registered Retirement Savings Plan      39    49

The total number of participants in the Plan is less than the sum of the number of participants shown above because many are participating in more than one Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, and are within the framework of the accounting policies summarized below.

Gains and losses on investments

The realized gains or losses on disposition or transfer of an investment is determined from the market value of the investment at the date of disposition or transfer and the average cost base of that specific pool of investments prior to the disposition or transfer.

Unrealized gains or losses are determined as the net effect of the change in appreciation (depreciation) of investments from January 1 to December 31, based on market value and the average cost base of each investment at those respective dates.

Income recognition

Dividends are recognized as earned.

Interest income is recognized as it is earned consistent with the accrual basis of accounting.

The TRW Canada Stock Savings Plan

                         NOTES TO FINANCIAL STATEMENTS

December 31, 1999 and 1998

3. INCOME TAXES

The Plan is exempt from Canadian federal income taxes under provisions of the Income Tax Act. Federal income tax consequences to the participants under the Plan are as provided in the Income Tax Act. TRW Canada Limited contributions are taxable to the participants as is the income and all post-1971 capital gains less post-1971 capital losses of the Plan, all of which are allocated to the participants by the Trustee during the year, whether or not such amounts are paid to the participants by the Trustee during the year. In some circumstances, the amounts taxable could exceed the amounts allocated. The amount of foreign non-business income tax paid on foreign source income by the trusts under the Plan for the year is allocated to and deemed to have been paid by the participants for Canadian federal income tax purposes. Participants who are non-resident taxpayers are subject to special rules depending on whether they have performed duties in Canada during the year and are subject to 15% withholding tax on amounts paid or credited to them under the Plan.

4. UNREALIZED AND REALIZED (LOSSES) GAINS

Investments are stated at their quoted market value. The net unrealized appreciation (depreciation) of investments included in fund equity is as follows:


                                       TRW         Pooled
                                      Stock       Balanced
                                      Fund          Fund
                                        $             $
----------------------------------------------------------
                           [expressed in Canadian dollars]

Balance at December 31, 1997          39,546        73,916
Change for the year
Market value                          66,083         3,953
----------------------------------------------------------
Balance at December 31, 1998         105,629        77,869
Change for the year
Market value                         (82,077)       42,821
----------------------------------------------------------
Balance at December 31, 1999          23,552       120,690
----------------------------------------------------------

The TRW Canada Stock Savings Plan

                         NOTES TO FINANCIAL STATEMENTS

December 31, 1999 and 1998

The net realized gains on the transfer or disposition of investments are summarized as follows:


                                           TRW Stock Fund
                                   -------------------------------
                                         1999                1998
                                           $                   $
------------------------------------------------------------------
                                   [expressed in Canadian dollars]

Amount realized                         942,356            784,783
Cost - average                          851,829            755,799
------------------------------------------------------------------
Net realized gain (loss)                 90,527             28,984
------------------------------------------------------------------

                                             Pooled Balanced Fund
                                             Registered Retirement
                                                  Savings Plan
                                   -------------------------------
                                          1999               1998
                                           $                   $
------------------------------------------------------------------
                                   [expressed in Canadian dollars]

Amount realized                          66,113             33,999
Cost - average                           55,526             28,017
------------------------------------------------------------------
Net realized gain                        10,587              5,982
------------------------------------------------------------------

5. RELATED PARTY TRANSACTIONS

All expenses related to The TRW Canada Stock Savings Plan are paid by TRW Canada Limited.